EXHIBIT 99.7

BOYD GAMING CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

[                ], [                ], 2004

11:00 a.m. (local time)

Borgata Hotel, Casino and Spa

One Borgata Way

Atlantic City, New Jersey 08401

Boyd Gaming Corporation

2950 Industrial Road

Las Vegas, Nevada 89109	PROXY

This proxy is solicited by the Board of Directors for use at the Boyd Gaming Corporation Annual Meeting of Stockholders on [            ], 2004.

The undersigned hereby appoints William S. Boyd and William R. Boyd (collectively, the “Proxies”), or either of them, each with the power of substitution, to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders (the “Annual Meeting”) of Boyd Gaming Corporation, a Nevada corporation (the “Company”), to be held on [                ], [                ], 2004 at 11:00 a.m., local time, at Borgata Hotel, Casino and Spa, One Borgata Way, Atlantic City, New Jersey 08401, and at any adjournments or postponements thereof. SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSALS NO. 1, 3 AND 4, AS APPLICABLE. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

TO VIEW THE COMPANY’S ANNUAL REPORT AND THE JOINT PROXY STATEMENT/PROSPECTUS MATERIALS ONLINE GO TO:

http://www.boydgaming.com/annualrpt.pdf and

http://www.boydgaming.com/proxystate.pdf

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD

PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

See reverse for voting instructions.

COMPANY #
CONTROL #

There are three ways to vote your Proxy

Your telephone or internet vote authorizes the named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on [ ], 2004.
•	You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located in the upper right corner of this proxy card) and the last 4 digits of the U.S. Social Security Number (“SSN”) or Tax Identification Number (“TIN”) for this account. If you do not have a U.S. SSN or TIN, please leave blank.
•	Follow the simple voice mail instructions.

VOTE BY INTERNET — http://www.eproxy.com/byd/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on [ ], 2004.
•	You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located in the upper right corner of this proxy card) and the last 4 digits of the U.S. Social Security Number (“SSN”) or Tax Identification Number (“TIN”) for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN, please leave that item blank.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided to Boyd Gaming Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by phone or internet, please do not mail your proxy card

ê Please detach here ê

The Board of Directors unanimously recommends a vote FOR Items 1, 2, 3 and 4

1.     To approve the issuance of shares of the Company’s common stock in connection with the merger of Coast Casinos, Inc., a Nevada corporation,

        with and into BGC, Inc., a Nevada corporation and a wholly owned subsidiary of the Company.

	☐ For	☐ Against	☐ Abstain

2. Election of Class I: 01 William S. Boyd 03 Peter M. Thomas Directors: 02 Frederick J. Schwab	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any nominee(s), write the number(s) of the nominee(s) in the box to the right.)

3. To ratify the appointment of Deloitte & Touche LLP as the independent auditor for the Company for the fiscal year ending December 31, 2004.	☐ For	☐ Against	☐ Abstain

4. To approve an amendment to the Company’s 2002 Stock Incentive Plan (“2002 Plan”) to increase the number of shares of common stock subject to the 2002 Plan from 3,000,000 shares to 7,000,000 shares.	☐ For	☐ Against	☐ Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Date , 2004

Signature(s) in Box
Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor,
administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in full partnership name by authorized person.